SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 15, 2004

Date of Report (Date of earliest event reported)

M-Wave, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-45499	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois 60185

(Address of principal executive offices) (Zip Code)

(630) 562-5550

(Registrant's telephone number)

Item 4. Changes in Registrant's Certifying Accountant

M-Wave, Inc. (the "Registrant") has engaged McGladrey & Pullen LLP as the Registrant's independent accountants to audit the Registrant's financial statements for the fiscal year ending December 31, 2004, subject to approval of its stockholders at its upcoming Annual Meeting of Stockholders. McGladrey & Pullen LLP replaces Grant Thornton, LLP, who was dismissed effective April 15, 2004 with the approval of the Registrant's Board of Directors. The Registrant believes this change is in its best interests in terms of expense and scale of services required by its restructured operations. There are no disagreements between the Company and Grant Thornton, LLP as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The reports of Grant Thornton, LLP on the Registrant's financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 each contain an explanatory paragraph discussing the Registrant's ability to continue as a going concern. . The Registrant has provided Grant Thornton, LLP with a copy of the disclosures made herein and has requested Grant Thornton, LLP to furnish a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. See Exhibit 99.5 to this Form 8-K for this letter.

SIGNATURE Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
M-WAVE, INC.
Date: April 20, 2004	By: /s/ PAUL H. SCHMITT

Name: Paul H. Schmitt Title: Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

99.5	Letter of Grant Thornton LLP